UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 26, 2002


                    Federal Agricultural Mortgage Corporation
                  ----------------------------------------------
             (Exact name of registrant as specified in its charter)


    Federally chartered
    instrumentality of
    the United States                    0-17440                 52-1578738
-------------------------------        ------------            --------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)



1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.            20036
-----------------------------------------------------------         ------------
      (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                              --------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:

                  99.1  Press release dated June 26, 2002.

Item 9.  Regulation FD Disclosure.

     On June 26, 2002, the Registrant issued a press release in response to a Senate Agriculture Committee request that the U.S. General Accounting Office conduct an independent analysis of a number of issues relating to the Registrant. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      June 26, 2002

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99.1                         Press Release Dated June 26, 2002          5

                                                                   Exhibit 99.1
                                   FARMER MAC
                                      NEWS

FOR IMMEDIATE RELEASE                                       CONTACT
June 26, 2002                                               Jerome Oslick
                                                            202-872-7700

                        Farmer Mac Welcomes GAO Analysis

     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA), the stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, has learned that the Senate Committee on Agriculture, Nutrition, and Forestry has requested that the U.S. General Accounting Office (GAO) conduct an independent analysis of a number of issues relating to Farmer Mac. The Committee made this request of the GAO in response to recent misleading reports and speculation about Farmer Mac produced by certain Wall Street stock traders, known as "short sellers," who are seeking to depress the price of Farmer Mac stock for their own gain, and by related articles in the New York Times. Farmer Mac has made it clear that those reports are flawed and unfounded and welcomes this independent analysis by the GAO as an opportunity to confirm that Farmer Mac's mission continues to be met in a financially sound manner.

     Farmer Mac is confident that the GAO analysis will confirm the integrity and financial stability of the Company, as presented in its public financial disclosures. Farmer Mac expects the report will show that the Company is appropriately and effectively fulfilling its mission to increase the availability of borrower credit, lender liquidity and capital markets funding in the agricultural sector of the U.S. economy for the benefit of farmers, ranchers and rural homeowners, lenders participating in Farmer Mac programs and the investing public.

     The GAO report was requested by the Committee specifically to address Farmer Mac's financial stability; corporate governance; compensation policies; investment practices; the non-voting status of Farmer Mac's Class C common stock; and the fulfillment of Farmer Mac's Congressionally-established mission. A copy of the Committee's letter was attached as an exhibit to Farmer Mac's Current Report on Form 8-K filed earlier today with the SEC.

     Farmer Mac looks forward to the GAO report as an opportunity to remove the confusion that has been cast over the Company, so that it may continue its Congressional mission in a safe and sound manner.

Forward-Looking Statements

     This release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include uncertainties regarding: (1) the rate and direction of the development of the secondary market for agricultural mortgage loans; (2) the agricultural economy resulting from low commodity prices, weak demand for U.S. agricultural products and crop damage from natural disasters; (3) the effect on the agricultural economy of federal assistance to farmers provided for in the recently-passed farm bill; and (4) the possible establishment of additional statutory or regulatory restrictions on Farmer Mac, such as restrictions on Farmer Mac's investment authority. These and other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 27, 2002, and in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 15, 2002. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events. Additional information about Farmer Mac is available on Farmer Mac's website at www.farmermac.com.

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